Exhibit 21

REGAL-BELOIT CORPORATION SUBSIDIARIES

AS OF 2/8/2012

RBC	Regal-Beloit Corporation – Wisconsin (39-0875718)
RBCM	RBC Manufacturing Corporation – Wisconsin
RBHL	Regal-Beloit Holdings Ltd. – Yukon Territory
TFL	Thomson Finance Ltd. – British Columbia
RBAPL	Regal-Beloit Asia Pte. Ltd. – Singapore
RBMH	Regal-Beloit Mexico Holding S. de R.L. de C.V. - Mexico
RBCHI	RBC Horizon, Inc. – Wisconsin (26-0516581)
RBHBV	Regal Beloit Holding BV – The Netherlands
RBFIN	Regal Beloit Finance BV – The Netherlands
FMTL	Fasco Motors Thailand Ltd. – Thailand
RBCAH	RBC Australia Holding Company Pty. Limited – Australia
FAPL	Fasco Australia Pty. Ltd. – Australia
IMT	In Motion Technologies Pty Limited – Australia
DHI-VI	Dutch Horizon I, LLC–Dutch Horizon VI, LLC (Wisconsin)
MMI	Morrill Motors, Inc. (Indiana)
JCHL	Joyce Court Holdings Limited – British Virgin Islands
GDIL	Grand Delight Investments Limited – British Virgin Islands
DMBV	Regal Beloit Motors B.V. – The Netherlands
DHNV	Dutchi Holding N.V. – The Netherlands
RBFBV	RBC Foreign Manufacturing B.V. – The Netherlands
RBHLLC	RBC Holding, LLC - Wisconsin
CMGE	CMG Engineering Group Pty., Ltd.
CMGI	CMG International Pty., Ltd.
TRANS	Transmission Australia Pty., Ltd.
TORIN	Torin Industries Pty., Ltd.
CMGP	CMG Australia Pty., Ltd.
ELCO	Elco Group B.V.
UNI	Unico, Inc.
CIL	Calamsar Investments Limited
UNIMLLC	Unico Mexico LLC
UNIM	Unico de Mexico Srl de CV
ROTOR	Rotor Beheer B.V.
ROTBV	Rotor B.V.
AFMC	AFMC Holdings Pty., Ltd.
RBEMS	Regal Beloit Enterprise Management (Shanghai) Co. Ltd.
AOSBV	EPC Mexico Holding B.V.
AOSUK	A.O. Smith Electrical Products Limited (UK)

Parent	Subsidiary	Percent Owned	State/Place of Incorporation
RBC	Hub City, Inc.	100%	Delaware
RBC	Costruzioni Meccaniche Legnanesi Srl	100%	Italy
RBC	Mastergear GmbH	100%	Germany
RBC	Opperman Mastergear Ltd.	100%	U.K.
RBC	RBC Manufacturing Corporation (f/k/a Marathon Electric Manufacturing Corporation)	100%	Wisconsin
RBC	RBC Horizon, Inc.	100%	Wisconsin
RBC	Joyce Court Holdings Limited	100%	BVI
RBC	Grand Delight Investments Limited	100%	BVI
RBC	Unico, Inc.	100%	Wisconsin
RBC	Marathon Electric India Private Limited (formerly GEMI)	.001%	India
RBC	REGAL-BELOIT Flight Service, Inc.	15%	Wisconsin
RBC	Motores Jakel de Mexico, S. de R.L. de C.V.	0.1%	Mexico
RBC	Regal Beloit de Mexico Sales S. de R.L. de C.V.	.01%	Mexico
RBC	Ramu, Inc.	100%	Delaware
RBC	Regal Beloit EPC, Inc.	100%	Wisconsin
RBC	CMG Electric Motors (Asia Pacific) Pte. Ltd.	100%	Singapore
RBC	CMG Electric Motors Ltd.	100%	Israel
RBC	Milwaukee Gear Company	100%	Delaware

RBCM	Marathon Electric Far East Pte Ltd. (MEFE)	100%	Singapore
RBCM	REGAL-BELOIT Holdings Ltd.	100%	Canada (Yukon)
RBCM	Marathon Special Products Corp.	100%	Ohio
RBCM	Marathon Redevelopment Corp.	100%	Missouri
RBCM	REGAL-BELOIT Flight Service, Inc.	85%	Wisconsin
RBCM	Mar-Mex SA de CV (Inactive)	100%	Mexico
RBCM	GE Holmes Industries, LLC	51%	Delaware

Parent	Subsidiary	Percent Owned	State/Place of Incorporation
RBCM	Morrill Motors, Inc.	100%	Indiana
RBCM	Regal Beloit Logistics, LLC	100%	Wisconsin
RBCM	RBC Power Electronics, Inc.	100%	Wisconsin
RBCM	Regal Beloit Holding BV	100%	The Netherlands

RBHL	Air-Con Technologies, Inc.	100%	Canada
RBHL	Patent Holdings Ltd.	100%	Canada (BC)
RBHL	Regal Beloit Canada, an Alberta Limited Partnership	99.5%	Canada (Alberta)
RBHL	Thomson Finance Ltd.	100%	Canada (BC)
RBHL	Thomson Technology, an Alberta Limited Partnership	99.5%	Canada (Alberta)

TFL	Thomson Technology, an Alberta Limited Partnership	.5%	Canada (Alberta)
TFL	Regal Beloit Canada, an Alberta Limited Partnership	.5%	Canada (Alberta)

RBAPL	Shanghai Marathon GeXin Electric Co. Ltd. (GeXin)	55%	China
RBAPL	Shanghai REGAL-BELOIT & Jinling Co. Ltd. (Jinling)	50%	China
RBAPL	GE Holmes Industries (Far East) Ltd.	51%	Hong Kong
RBAPL	Changzhou Modern Technologies Co. Ltd (CMT)	100%	China
RBAPL	Changzhou REGAL-BELOIT Sinya Motor Co. Ltd.	100%	China
RBAPL	Regal-Beloit Mexico Holding S. de R.L. de C.V.	99.9%	Mexico
RBAPL	Regal Beloit Enterprises Management (Shanghai) Co. Ltd.	100%	China
RBAPL	Regal Beloit (Suzhou) Co. Ltd.	100%	China
RBAPL	Regal Beloit (Yueyang) Co. Ltd.	100%	China
RBAPL	Regal Beloit (Changzhou) Co. Ltd.	100%	China

RBMH	Compania Armadora S. de R.L. de C.V. (CASA)	99.9%	Mexico
RBMH	Sociedad de Motores Domesticos S. de R.L. de C.V. (SMD)	99.9%	Mexico
RBMH	Capacitares Componentes de Mexico S. de R.L. de C.V. (CAPCOM)	99.9%	Mexico
RBMH	Marathon Electric Manufacturing of Mexico, S. de R.L. de C.V. (MONTEREY)	99.997%	Mexico
RBMH	Motores Domesticos de Piedras Negras S. de R.L. de C.V.	99.9%	Mexico
RBMH	Regal Beloit de Mexico Sales S. de R.L. de C.V.	99.9%	Mexico

RBCHI	Shanghai Jakel Electronic Machinery Co. Ltd.	50%	China
RBCHI	Jakel Motors Incorporated	100%	Wisconsin

JMI	Motores Jakel de Mexico S. de R.L. de C.V.	99.9%	Mexico

RBHBV	Dutchi Holding N.V.	100%	Netherlands
RBHBV	Elco Group BV	55%	Netherlands
RBHBV	Rotor Beheer BV	100%	Netherlands

RBFIN	RBC Australia Holding Company Pty. Limited	100%	Australia
RBFIN	Fasco Motors Thailand Ltd.	11,100,644 shares	Thailand
RBFIN	Dutch Horizon I, LLC	100%	Wisconsin
RBFIN	Dutch Horizon II, LLC	100%	Wisconsin
RBFIN	Dutch Horizon III, LLC	100%	Wisconsin
RBFIN	Dutch Horizon IV, LLC	100%	Wisconsin
RBFIN	Dutch Horizon V, LLC	100%	Wisconsin
RBFIN	Dutch Horizon VI, LLC	100%	Wisconsin
RBFIN	RBC Foreign Manufacturing B.V.	100%	Netherlands
RBFIN	Calamsar Investments Limited	100%	Cyprus
RBFIN	Marathon Electric Motors (India) Limited	99%	India
RBFIN	Transmission Australia Pty., Ltd.	5%	Australia
RBFIN	EPC Mexico Holding B.V.	100%	The Netherlands
RBFIN	Regal Beloit FZE	100%	Dubai
RBFIN	A.O. Smith Electrical Products Limited	99.999%	United Kingdom

RBFBV	Compania Armadora S. de R.L. de C.V. (CASA)	.1%	Mexico
RBFBV	Sociedad de Motores Domesticos S. de R.L. de C.V. (SMD)	.1%	Mexico
RBFBV	Capacitares Components de Mexico S. de R.L.de C.V. (CAPCOM)	.1%	Mexico
RBFBV	Marathon Electric Manufacturing of Mexico, S. de R.L. de C.V.	.003%	Mexico
RBFBV	RBC Holding LLC	100%	Wisconsin
RBFBV	Motores Domesticos de Piedras Negras S. de R.L. de C.V.	0.1%	Mexico

Parent	Subsidiary	Percent Owned	State/Place of Incorporation
RBFBV	Regal-Beloit Mexico Holding S. de R.L. de C.V.	0.1%	Mexico

FMTL	Fasco Yamabishi Co., Ltd.	529,994 shares	Thailand

RBCAH	Fasco Australia Pty. Ltd.	100%	Australia
RBCAH	CMG Engineering Group Pty Ltd	100%	Australia
RBCAH	AFMC Holdings Pty. Ltd.	100%	Australia
RBCAH	Australia Fan & Motor Co.	100%	Australia

FAPL	Fasco Australia Services Pty. Ltd.	100%	Australia
FAPL	In Motion Technologies Pty Limited	100%	Australia

IMT	Ebike Australia Pty. Ltd.	100%	Australia

DHI	Fasco Motors Thailand Ltd.	1 share	Thailand
DHI	Fasco Yamabishi Co., Ltd.	1 share	Thailand
DHI	Marathon Electric Motors (India) Limited	1 share	India

DHII	Fasco Motors Thailand Ltd.	1 share	Thailand
DHII	Fasco Yamabishi Co., Ltd.	1 share	Thailand

DHIII	Fasco Motors Thailand Ltd.	1 share	Thailand
DHIII	Fasco Yamabishi Co., Ltd.	1 share	Thailand

DHIV	Fasco Motors Thailand Ltd.	1 share	Thailand
DHIV	Fasco Yamabishi Co., Ltd.	1 share	Thailand

DHV	Fasco Motors Thailand Ltd.	1 share	Thailand
DHV	Fasco Yamabishi Co., Ltd.	1 share	Thailand

DHVI	Fasco Motors Thailand Ltd.	1 share	Thailand
DHVI	Fasco Yamabishi Co., Ltd.	1 share	Thailand

MMI	Morrill Electric, Inc.	100%	Indiana
MMI	Shell Molding Corporation	100%	Indiana
MMI	Morrill Global, Inc.	100%	Tennessee
MMI	Morrill Motors (Jiaxing) Co., Ltd.	100%	China

JCHL	Wuxi Hwada Motor Co., Ltd.	55%	China

GDIL	Wuxi Hwada Motor Co., Ltd.	45%	China

DHNV	Regal Beloit Motors B.V.	100%	Netherlands

RBMBV	Dutchi Danmark A/S	40%	Denmark

RBHLLC	Regal-Beloit Asia Pte. Ltd.	100%	Singapore
RBHLLC	Regal Beloit Electrical Products (S.E.A.) Ltd.	100%	Singapore

CMGE	CMG Australia Pty., Ltd.	100%	Australia
CMGE	CMG Technology Pty., Ltd.	100%	Australia
CMGE	CMG International Pty., Ltd.	100%	Australia
CMGE	Sankey Australia Pty., Ltd.	100%	Australia
CMGE	Transmission Australia Pty., Ltd.	95%	Australia
CMGE	Torin Industries Pty., Ltd.	100%	Australia

CMGI	CMG Electric Motors (NZ) Limited	100%	New Zealand
CMGI	CMG Electric Motors (UK) Limited	100%	United Kingdom
CMGI	CMG Electric Motors Pty. Limited (South Africa)	60%	South Africa
CMGI	CMG Electric Motors (Malaysia) Sdn. Bhd.	100%	Malaysia

TRANS	OBA Ltd. (New Zealand)	100%	New Zealand

TORIN	Torin Industries (Malaysia) Sdn. Bhd.	100%	Malaysia

CMGP	CMG Electric Motors Trading (Shanghai) Company Ltd.	100%	China

Parent	Subsidiary	Percent Owned	State/Place of Incorporation

CIL	Marathon Electric India Private Limited (formerly GEMI)	99.999%	India

ELCO	Elco Motors Asia PTE Limited	100%	Singapore
ELCO	Elco E-Trade Srl	100%	Italy
ELCO	Elco Motors FZE	100%	Dubai
ELCO	Elco The Netherlands BV	100%	Netherlands
ELCO	Elco Direct Limited	100%	United Kingdom
ELCO	Elco China Limited	100%	Hong Kong
ELCO	Elco Motores Espana SA	100%	Spain
ELCO	Elco Motors, Inc.	100%	Canada
ELCO	Elco Do Brazil Ltda.	70%	Brazil
ELCO	Elco Colombo & Compania SA de CV	80%	Mexico
ELCO	Dong Guan Elco Mechanical & Electrical Equipment Ltd Co	100%	China

ELCOE	Elco BG Property EOCD	100%	Bulgaria

ELCOSA	Elco de Colombia SAS	100%	Colombia

UNI	Unico Deutschland GmbH	100%	Germany
UNI	Unico (UK) Ltd.	100%	United Kingdom
UNI	Unicoven CA	100%	Venezuela
UNI	Unico Japan Co. Ltd.	100%	Japan
UNI	Unico China Automation Co. Ltd.	100%	China
UNI	Unico Canada Drives & Systems Inc.	100%	Canada
UNI	Unico de Mexico Srl de CV	99.97%	Mexico
UNI	Unico Mexico LLC	100%	U.S.A.
UNI	Unico Colombia SAS	100%	Colombia

UNIMLLC	Unico de Mexico Srl de CV	0.03%	Mexico

UNIM	Technojar-Unico de Mexico Srl de CV	75.2%	Mexico

ROTOR	Rotor B.V.	100%	Netherlands
ROTOR	Regal Beloit Finance BV	100%	The Netherlands

ROTBV	Rotor U.K. Limited	100%	United Kingdom

AFMC	Australian Fan and Motor Company Pty. Ltd.	100%	Australia
AFMC	Technical Motor Company Pty. Ltd.	100%	Australia

RBEMS	Regal Beloit International Trading (Shanghai) Co. Ltd.	100%	China

AOSBV	Motores Electricos de Monterrey, S. de R.L. de C.V.	99.9%	Mexico
AOSBV	Productos Electricos Aplicados, S. de R.L. de C.V.	99.9%	Mexico
AOSBV	IG-Mex, S. de R.L. de C.V.	99.9%	Mexico
AOSBV	Motores Electricos de Juarez, S. de R.L. de C.V.	99.9%	Mexico

AOSUK	A.O. Smith Electrical Products GmbH	100%	Germany